Exhibit 99.1

Press Release	II-VI Incorporated 375 Saxonburg Boulevard Saxonburg, Pennsylvania 16056 Telephone (724) 352-4455

Release Date: August 7, 2006	Contact:	Craig A. Creaturo
Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com
Homepage: www.ii-vi.com

II-VI INCORPORATED

REPORTS RECORD FOURTH QUARTER AND FISCAL YEAR 2006 REVENUES;

RECOGNIZES NON-CASH IMPAIRMENT CHARGE;

RAISES FISCAL YEAR 2007 REVENUE AND EARNINGS GUIDANCE

PITTSBURGH, PA., August 7, 2006 — II-VI Incorporated (NASDAQ NGS: IIVI) today reported results for its fourth quarter and fiscal year ended June 30, 2006. Revenues for the quarter increased 14% to a record $64,944,000 from $57,007,000 in the fourth quarter of last fiscal year. Revenues for the year ended June 30, 2006 increased 20% to a record $232,525,000 from $194,040,000 last fiscal year.

The Company recorded in the fourth quarter of fiscal year 2006 a non-cash goodwill impairment charge of $17,630,000 with no impact on taxes to write-off a portion of the goodwill attributable to the Company’s purchase of Laser Power Corporation in fiscal 2001 and was recognized in accordance with Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets.” This standard requires that goodwill be tested for impairment at least annually. During the Company’s annual testing process it was determined that impairment had occurred requiring the impairment charge. Accordingly, the Company is reporting a net loss of $8,585,000 or $0.29 loss per share-diluted for the fourth quarter and net earnings of $10,794,000 or $0.36 per share-diluted for the fiscal year ended June 30, 2006.

Net earnings for the quarter adjusted for the non-cash goodwill impairment charge were a record $9,045,000 or $0.31 per share-diluted. These results compare with net earnings of $6,417,000 or $0.22 per share-diluted in the fourth quarter of last fiscal year. For the fiscal year ended June 30, 2006, net earnings before the goodwill impairment charge increased 22% to a record $28,424,000 or $0.95 per share-diluted. This compares with net earnings of $23,255,000 or $0.78 per share-diluted last fiscal year.

Bookings for the quarter increased 17% to $58,813,000 compared to $50,436,000 in the fourth quarter of last fiscal year. Bookings for the year ended June 30, 2006 increased 29% to a record $242,252,000 from $187,776,000 last fiscal year. Bookings are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

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II-VI Incorporated

August 7, 2006

Francis J. Kramer, president and chief operating officer said, “We are very pleased to report solid performance for both the quarter and fiscal year ended June 30, 2006. Our Infrared Optics segment continues to benefit from an expanding worldwide base of laser systems as evidenced by our 15% or higher growth in bookings and revenues for both the quarter and fiscal year. The Compound Semiconductor Group, which is focused on new product and market development, achieved its third consecutive quarter of positive contributions to II-VI earnings. Our Near-Infrared Optics segment is winning business for a critical defense system product where on-time delivery and quality have been key drivers. This has contributed significantly to the strong bookings growth for this segment.”

Kramer continued, “The goodwill impairment recorded in the fourth quarter for our military segment is a non-cash charge relating to the original value assigned to goodwill at the time of the Laser Power Corporation acquisition nearly six years ago. However, we remain optimistic about the outlook for this business in fiscal year 2007 and beyond.”

“We believe fiscal year 2007 will be a good year for the Company as we continue to strengthen our market participation and improve our financial position.”

Prior year net earnings and earnings per share have been restated to reflect the modified retrospective application of Statement of Financial Accounting Standards No. 123 (Revised 2004) “Share-Based Payment” (SFAS 123(R)), which the Company adopted effective July 1, 2005. SFAS 123(R) requires expensing the calculated fair value of incentive stock options and other equity compensation. In addition, all data for former periods cited in this press release have been adjusted to account for the two-for-one split of the Company’s common shares paid as a stock dividend to shareholders of record on March 2, 2005 and distributed on March 22, 2005. The results for the year ended June 30, 2005 include seven months of contributions from Marlow Industries, Inc. which was acquired by the Company in December 2004.

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II-VI Incorporated

August 7, 2006

Segment Information

The following segment information includes segment earnings (defined as earnings before income taxes, interest expense and other income or expense, net). Management believes segment earnings are a useful performance measure because they reflect the results of segment performance over which management has direct control. The segment information presented below has been restated to reflect the modified retrospective application of the fair value recognition provisions of SFAS 123(R) “Share-Based Payment,” as applicable.

	Three Months Ended June 30,			Year Ended June 30,
	2006	2005	% Increase (Decrease)	2006	2005	% Increase (Decrease)
Bookings:
Infrared Optics	$31,280	$26,832	17%	$122,242	$102,016	20%
Near-Infrared Optics	9,380	7,425	26%	41,736	33,473	25%
Military Infrared Optics	6,964	9,455	(26)%	27,492	24,950	10%
Compound Semiconductor Group	11,189	6,724	66%	50,782	27,337	86%

Total Bookings	$58,813	$50,436	17%	$242,252	$187,776	29%

Revenues:
Infrared Optics	$32,444	$28,220	15%	$120,414	$101,295	19%
Near-Infrared Optics	11,101	9,149	21%	33,968	33,917	0%
Military Infrared Optics	7,578	8,339	(9)%	29,384	27,310	8%
Compound Semiconductor Group	13,821	11,299	22%	48,759	31,518	55%

Total Revenues	$64,944	$57,007	14%	$232,525	$194,040	20%

Segment (Loss) Earnings:
Infrared Optics	$7,852	$8,242	(5)%	$34,505	$30,578	13%
Near-Infrared Optics	1,292	665	94%	2,084	2,317	(10)%
Military Infrared Optics	(17,025)	773	N/A	(17,520)	1,046	N/A
Compound Semiconductor Group	1,452	(144)	N/A	1,861	(1,477)	N/A

Total Segment (Loss) Earnings	$(6,429)	$9,536	N/A	$20,930	$32,464	(36)%

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II-VI Incorporated

August 7, 2006

Outlook

For the first fiscal quarter ending September 30, 2006, the Company currently forecasts revenues to range from $59.5 million to $61.5 million and earnings per share to range from $0.23 to $0.26. Comparable results for the quarter ended September 30, 2005 were revenues of $54.4 million and earnings per share of $0.23. The first fiscal quarter tends to be the lowest revenue quarter of the fiscal year due to the slight seasonality of European sales. For the fiscal year ending June 30, 2007, the Company expects revenues to range from $261 million to $267 million and earnings per share to range from $1.08 to $1.17.

Earnings per share guidance for the quarter ending September 30, 2006 and fiscal year ending June 30, 2007 reflects implementation of SFAS 123(R). As discussed in more detail below, actual results may differ from these forecasts due to numerous factors including changes in product demand, competition and general economic conditions, discussed in more detail below.

Webcast Information

The Company will host a conference call at 10:00 a.m. Eastern Time on Tuesday, August 8, 2006 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company’s web site at www.ii-vi.com as well as at http://www.videonewswire.com/event.asp?id=34819. Please allow extra time prior to the call to visit the site and, if needed, download the media software required to listen to the internet broadcast. A replay of the webcast will be available for 2 weeks following the call.

About II-VI Incorporated

Headquartered in Saxonburg, Pennsylvania, II-VI Incorporated designs, manufactures and markets optical and opto-electronic components, devices and materials for infrared, near-infrared, visible light, x-ray and gamma ray instrumentation. The Company’s infrared optics business manufactures optical and opto-electronic components sold under the II-VI brand name and used primarily in CO2 lasers. The Company’s near-infrared optics business manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers at the Company’s VLOC subsidiary. The Company’s military infrared optics business manufactures infrared products for military applications under the Exotic Electro-Optics (EEO) brand name. In the Company’s Compound Semiconductor Group, the eV PRODUCTS division manufactures and markets solid-state x-ray and gamma-ray sensor products and materials for use in medical, industrial, environmental, scientific and homeland security applications; the Company’s Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results,

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II-VI Incorporated

August 7, 2006

performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the Company’s ability to successfully continue to integrate Marlow’s operations into the Company’s organization and to realize synergies in material growth and utilization of our worldwide manufacturing and distribution networks; (ii) the failure of any one or more of the assumptions stated above to prove to be correct; (iii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005; (iv) purchasing patterns from customers and end-users; (v) timely release of new products, and acceptance of such new products by the market; (vi) the introduction of new products by competitors and other competitive responses; and/or (vii) the Company’s ability to devise and execute strategies to respond to market conditions.

CONTACT: Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail,

ccreaturo@ii-vi.com.

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II-VI Incorporated and Subsidiaries

Condensed Consolidated Statements of Earnings (Unaudited)

(000 except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2006	2005(1)	2006	2005(1)
Revenues
Net sales	$62,226	$54,162	$222,825	$184,634
Contract research and development	2,718	2,845	9,700	9,406

Total Revenues	64,944	57,007	232,525	194,040

Costs, Expenses, Other (Income) Expense

Cost of goods sold	$36,181	$30,935	$131,858	$105,636
Contract research and development	2,077	1,859	7,129	6,787
Internal research and development	1,413	1,805	6,894	5,847
Selling, general and administrative	14,072	12,872	48,084	43,306
Interest expense	477	373	1,790	945
Other (income) expense, net	(633)	449	(2,195)	(261)
Goodwill impairment charge	17,630	—	17,630	—

Total Costs, Expenses, Other (Income) Expense	71,217	48,293	211,190	162,260

(Loss) Earnings Before Income Taxes	(6,273)	8,714	21,335	31,780

Income Taxes	2,312	2,297	10,541	8,525

Net (Loss) Earnings	$(8,585)	$6,417	$10,794	$23,255

Diluted (Loss) Earnings Per Share	$(0.29)	$0.22	$0.36	$0.78

Average Shares Outstanding – Diluted	29,247	29,876	29,901	29,909

(1)	The results for the three months and the year ended June 30, 2005 have been restated to reflect the modified retrospective application of the fair value recognition provisions of SFAS 123(R) “Share-Based Payment.” Net earnings and diluted earnings per share were reduced by $414 and $0.01, respectively, for the three months ended June 30, 2005 and $1,588 and $0.05, respectively, for the year ended June 30, 2005.

II-VI Incorporated and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(000)

	June 30, 2006	June 30, 2005(1)
Assets

Current Assets
Cash and cash equivalents	$26,885	$21,675
Accounts receivable, net	42,122	35,985
Inventories	48,454	44,916
Deferred income taxes	7,561	6,960
Other current assets	2,611	2,202

Total Current Assets	127,633	111,738

Property, Plant & Equipment, net	77,713	77,900
Goodwill	23,293	39,537
Investment	2,437	2,249
Other Intangible Assets, net	14,968	16,332
Other Assets	4,252	4,922

Total Assets	$250,296	$252,678

Liabilities and Shareholders’ Equity

Current Liabilities
Accounts payable	$9,540	$10,073
Current portion of long-term debt	7,553	3,801
Other current liabilities	27,942	24,010

Total Current Liabilities	45,035	37,884

Long-Term Debt—less current portion	23,614	41,180

Other Liabilities, primarily deferred income taxes	11,056	13,143

Shareholders’ Equity	170,591	160,471

Total Liabilities and Shareholders’ Equity	$250,296	$252,678

(1)	June 30, 2005 balance sheet has been restated to reflect the modified retrospective application of the fair value recognition provisions of SFAS 123(R) “Share-Based Payment.”

II-VI Incorporated and Subsidiaries

Other Selected Financial Information

($000 except per share data)

The following other selected financial information includes earnings before interest, income taxes, depreciation and amortization (EBITDA). Management believes EBITDA is a useful performance measure because it reflects operating profitability before certain non-operating expenses and non-cash charges. The other selected financial information presented below has been restated to reflect the modified retrospective application of the fair value recognition provisions of SFAS 123(R) “Share-Based Payment,” as applicable.

Other Selected Financial Information

	Three Months Ended June 30,		Year Ended June 30,
	2006	2005	2006	2005
EBITDA excluding goodwill impairment charge	$16,171	$12,795	$56,539	$45,430
EBITDA	$(1,459)	$12,795	$38,909	$45,430

Cash paid for capital expenditures	$2,940	$7,447	$15,624	$19,141
Net borrowings (payments) on indebtedness	$(5,888)	$3,435	$(13,701)	$29,475

Incentive stock option and other equity compensation expense, pre-tax	$771	$561	$2,407	$2,170

Cash paid for shares repurchased through the Company’s stock repurchase program	$3,499	$182	$5,221	$182

Shares repurchased through the Company’s stock repurchase program	187,000	11,000	283,100	11,000

Reconciliation of Segment (Loss) Earnings and EBITDA to (Loss) Earnings Before Income Taxes	Three Months Ended June 30,		Year Ended June 30,
	2006	2005	2006	2005
Total Segment (Loss) Earnings	$(6,429)	$9,536	$20,930	$32,464
Interest expense	477	373	1,790	945
Other (income) expense, net	(633)	449	(2,195)	(261)

(Loss) Earnings before income taxes	$(6,273)	$8,714	$21,335	$31,780

EBITDA	$(1,459)	$12,795	$38,909	$45,430
Interest expense	477	373	1,790	945
Depreciation and amortization	4,337	3,708	15,784	12,705

(Loss) Earnings before income taxes	$(6,273)	$8,714	$21,335	$31,780

II-VI Incorporated and Subsidiaries

Other Selected Financial Information

($000 except per share data)

The Company recorded a non-cash goodwill impairment charge in the fourth quarter of fiscal year 2006 to write-off a portion of the goodwill attributable to its acquisition of Laser Power Corporation in fiscal 2001. This press release contains non-GAAP measures which adjust current year net (loss) earnings and diluted (loss) earnings per share to exclude the impact of this charge. The presentation of this non-GAAP measure is intended to enhance the usefulness of the financial information by providing measures which the Company’s management uses internally to evaluate the Company’s performance. A reconciliation of net (loss) earnings and diluted (loss) earnings per share follows:

Reconciliation of Other Non-GAAP Measures	Three Months Ended June 30,		Year Ended June 30,
	2006	2005	2006	2005
Net Earnings, as adjusted	$9,045	$6,417	$28,424	$23,255

Less: Goodwill impairment charge	17,630	—	17,630	—

Net (Loss) Earnings, as reported	$(8,585)	$6,417	$10,794	$23,255

Diluted Earnings per share, as adjusted	$0.31	$0.22	$0.95	$0.78

Less: Goodwill impairment charge	0.60	—	0.59	—

Diluted (Loss) Earnings per share, as reported	$(0.29)	$0.22	$0.36	$0.78

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